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                                                                    Exhibit 10.1


                           ASSET PURCHASE, FARMOUT AND
                           JOINT EXPLORATION AGREEMENT
                             Treasure Island Project

    THIS AGREEMENT is made and entered into as of the 1st day of March, 2002 ("EFFECTIVE DATE"), by and between BP Exploration & Production Inc., ("BP")
    and EEX Corporation, ("EEX"). In this Agreement BP and EEX are sometimes referred to individually as a "Party" and are referred to collectively as "Parties".

         WHEREAS, the Parties were the successful bidders to acquire interest in certain OCS lease blocks at OCS Lease Sale No. 182, pursuant to the terms of that certain Joint Bidding Agreement dated March 1, 2002, by and between the Parties.

         WHEREAS, BP desires to acquire interest in certain other leases currently owned by EEX in the OCS-Gulf of Mexico, and to provide for evaluation leading to potential exploratory drilling on such leases.

         WHEREAS, due to the magnitude of the anticipated risks inherent in oil and gas exploration by virtue of variable geological conditions, the inexact nature of technological measurements and interpretations involved in the prediction of oil and gas accumulations and the anticipated high costs of seismic processing, lease acquisition and the exploration and development of the OCS Leases covered by this Agreement, the Parties deem it necessary to join together under the terms of this Agreement for the purpose of sharing such risks and minimizing their individual costs related to the proper exploration and development of those leases acquired at OCS Lease Sale No. 182 by the Parties, and of those certain leases currently owned by EEX;

         WHEREAS, EEX owns an interest in certain OCS leases as more fully described on Exhibit "A" hereto.

         WHEREAS, EEX desires to transfer, assign, and farmout those Leases and the operatorship of those Leases (where EEX is currently designated as operator) on the terms and conditions set forth herein.

         WHEREAS, EEX desires to enter into this transaction with BP because BP brings certain financial and engineering resources, to develop the Leases and Prospects.

         WHEREAS, BP is able to acquire and reprocess the seismic data necessary to develop the Prospects.

         WHEREAS, EEX acknowledges that BP's commitment to acquire and reprocess the seismic data for the Prospects, as well as BP's ability to explore and develop the Leases and Prospects and carry EEX on certain development costs are fair and adequate consideration to support this Agreement.

         WHEREAS, this Agreement, and the technical and financial resources of BP, will allow EEX to expedite exploration and development of the Leases and Prospects.

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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations exchanged in this Agreement, the Parties agree as follows:

                             SECTION 1-DEFINED TERMS

Definitions As used in this Agreement, the defined terms listed below shall have the following meanings:

Adverse Downhole Conditions: shall mean conditions encountered in the drilling of any well drilled pursuant to this Agreement such as mechanical difficulties, heaving shale, rocksalt, excessive saltwater flow, excessive pressure, practicably impenetrable formations or other conditions in the hole that would cause a reasonably prudent operator under the same or similar circumstance to discontinue drilling and to plug and abandon such well.

AFE: shall mean an authority to expend funds prepared by a Party to describe an operation being proposed and to estimate the costs to be incurred in conducting an operation under the JOA.

AMI: shall mean the geographical confines of the area or areas for the Prospects described in Exhibit "C". The terms and conditions of the AMI shall be set forth in the JOA.

Cretaceous Section: shall mean the lesser depth of 31,500 feet (true vertical depth) or 1,500 feet (true vertical depth) below that depth at which the benthic foraminifera Globotruncana Gansseri, or an older fossil, is first encountered. The Globotruncana Gansseri is seen at 8,920 feet (measured depth) in the OCS-G 5701 Well No. 1 at Main Pass Block 154.

EEX Carry: BP's obligation to bear the risks, costs and expense of EEX's twenty-five percent (25%) interest in the drilling of the Initial Well, Second Well or Third Well, as set forth more fully herein. The EEX Carry shall not apply to costs for sidetrack or other subsequent operations. beyond the drilling of the Initial Well, Second Well or Third Well, after rig release for such well, including but not limited to, construction of facilities, delivery infrastructure, processing costs or other development costs. The EEX Carry shall not apply to subsequent operations once Objective Depth is attained, except as provided in the final paragraph of Sections 7, 10, and 12.

Exhibits:  shall mean the Exhibits listed as follows:

Exhibit "A" Leases Jointly Owned by the Parties:
Section I-EEX Owned Leases (Working Interest to be assigned to BP).
Section II-Leases Acquired by the Parties at OCS Lease Sale No. 182.
Section III-Listing of Currently Existing Agreements.
Exhibit "B-1"  Form of Record Title Assignment.
Exhibit "B-2"  Form of Operating Rights Assignment.
Exhibit "C"    Prospects and Areas of Mutual Interest ("AMI").
Exhibit "D"    Joint Operating Agreement ("JOA").
Exhibit "E"    Repurchase Price-Properties

Initial Well: shall mean the first well (or its substitute) on the first Prospect drilled pursuant to this Agreement.

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JOA: shall mean the joint operating agreement to be executed concurrently with execution of this Agreement, by the Parties covering the Leases within the AMI for each Prospect. BP is designated as Operator under the JOA. The form of JOA shall be as set forth in Exhibit "D". The JOA shall govern the mutual obligations of BP and EEX to develop and operate the Leases and Prospects; provided, however, that in the event of conflict between the provisions of the JOA and this Agreement, the provisions of this Agreement shall rule and take precedence.

Leases: shall mean those OCS federal oil and gas leases (or portion thereof) and the lands covered by the Leases and governed by this Agreement, as described in Sections I and II of Exhibit "A" and any OCS federal oil and gas leases (or portions thereof) acquired jointly pursuant to the terms of the AMI.

Objective Depth:  shall mean the shallower of:
         1. 27,500 feet (true vertical depth); or,
         2. 500 feet (true vertical depth) below that depth at which the benthic foraminifera Cristellaria R, or an equivalent or older fossil, is first encountered. The Cristellaria R is seen at 6,480 feet (measured depth) in the OCS-G 5701 Well No. 1 at Main Pass Block 154.

Permitted Encumbrances:  shall mean:

            (a) Royalties, overriding royalties, production payments, net profits interests and similar burdens to the extent the net cumulative effect of such burdens do not operate to reduce the Net Revenue Interests of the Leases to less than the Net Revenue Interests set forth in Exhibit "A";

            (b) Rights reserved to or vested in any governmental agency having appropriate jurisdiction to control or regulate any of the Leases in any manner whatsoever;

            (c) Easements, rights-of-way, servitudes, sub-surface leases, production handling agreements, platform usage agreements, pipelines, and structures on, over and through the Leases, to the extent such rights, interests and structures do not materially interfere with the operation or value of the Leases to BP;

            (d) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by EEX in good faith in the normal course of business; provided however, that such contest would not interfere with the operation or value of the Leases to BP, and EEX shall remain responsible for any and all taxes and other assessments associated with the period of time prior to the Effective Date; and

            (e) Liens of operators relating to obligations not yet due or not yet delinquent or, if delinquent, that are being contested by EEX in good faith in the normal course of business; provided however, that such contest would not interfere with the operation or value of the Leases to BP, and EEX shall remain responsible for any and all liens associated with the period of time prior to the Effective Date.

                                       -3-

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Project Costs: shall mean one hundred percent (100%) of those costs incurred by
BP prior to January 1, 2004, in the acquisition and/or reprocessing of all seismic data (including data from those blocks over which EEX may already own licenses to such data) reasonably incurred by BP in its evaluation of the Treasure Island Project and twenty-five percent (25%) of those costs incurred by BP in the acquisition of leasehold interest in the Treasure Island Project in which EEX elects to participate, including the cost of acquisition of those Leases described in Section II of Exhibit "A".

Prospect or Prospects: shall mean the areas described in Exhibit "C", and any Leases owned jointly by the Parties within the AMI for that Prospect.

Repurchase Price: shall mean all of EEX's right, title and interest in and to one (1) of those properties listed in Exhibit "E". The choice of such interest shall be at the option of EEX, subject to BP's right (i) to conduct due diligence with respect to the interest to be assigned prior to acceptance, and
(ii) to reject the assignment in the event in BP's sole opinion good defensible title without any liens, encumbrances or impediments, can be conveyed to BP's satisfaction. EEX's offer of assignment shall be deemed to satisfy the Repurchase Price consideration obligations, regardless of whether BP rejects or accepts assignment of the interests offered.

Right of Repurchase: shall mean the right of EEX, upon: (i) withdrawal of BP upon the terms and conditions set forth herein and in the JOA and (ii) to payment to BP of the Repurchase Price, to repurchase from BP an assignment of BP's Working Interest in the Leases described in Exhibit "A" within the applicable Prospect(s) which Working Interests shall bear no liens or burdens in excess of those existing at the time of BP's acquisition of such Working Interest (except as may be contemplated in the Agreement or the JOA), and which assignment shall be made using the applicable form as set forth in Exhibit "B-1" or Exhibit "B-2". The Repurchase Price shall be set forth in the JOA. EEX shall have no Right of Repurchase with respect to any Lease or interest therein acquired by BP pursuant to the provisions of the AMI. As between the parties hereto, it is agreed that the first well drilled subsequent to the assignment of BP's working interest in the Leases within a Prospect(s) pursuant to this Right of Repurchase, shall be considered to be an Exploratory Well within the meaning of the JOA with respect to the Prospect on which said well is drilled.

Second Well: shall mean the second well (or its substitute) on the second Prospect drilled pursuant to this Agreement.

Shallow Discovery: shall mean a discovery of commercial hydrocarbons made at any depth above the Objective Depth in the drilling of the Initial Well, Second Well and/or Third Well based upon the reasonable judgment of BP. The declaration by BP of a Shallow Discovery may only apply to one well whether it is the Initial Well, Second Well or Third Well.

Substitute Well: shall mean that if prior to reaching Objective Depth in the Initial Well, Second Well or Third Well, BP encounters Adverse Downhole Conditions and elects to abandon such well ("Discontinued Well"), BP shall have the right, but not the obligation, to commence sidetracking operations on such well or actual drilling operations on another well, (hereinafter referred to as the "Substitute Well") at a location of its choice on the Prospect upon which the Discontinued Well was located within sixty (60) days after the date the rig was released from the last operation on the Discontinued Well in an effort to reach Objective Depth. If such Substitute Well is timely and properly commenced and drilled in compliance with all terms and conditions provided herein for the Discontinued Well, and BP has satisfied all other then applicable covenants and conditions of this Agreement, the Substitute Well shall in all respects be

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considered as if it were the Initial Well, Second Well or Third Well (as the case may be). BP shall have a continuing option to drill additional Substitute Wells on the Prospect upon which the Discontinued Well was located, provided that no more than sixty (60) days elapse between the date the rig was released from the last operation on such well and the date of commencement of drilling operations for the next Substitute Well drilled therefor.

Third Well: shall mean the first well (or its substitute) on the third Prospect drilled pursuant to this Agreement.

Treasure Island Project: shall mean the area covered by all OCS blocks in all of the AMIs.

Working Interest: shall mean the record title interest and associated operating rights interest of each Party in and to each of the Leases covered by this Agreement, expressed as the percentage set forth in Exhibit "A" to the JOA for each Prospect, by virtue of which a Party has the right to explore for, develop and produce hydrocarbons or to conduct any other operations contemplated by the Leases.

                     SECTION 2-ASSIGNMENT OF LEASE INTEREST
                    AND OPERATORSHIP, AND PREFERENTIAL RIGHTS

Subject to the provisions of the next paragraph, concurrently with the execution of this Agreement, EEX shall sell, transfer, convey, and assign to BP all of EEX's right, title and interest, oil and gas leasehold interest, mineral leasehold interests, to an undivided seventy-five percent (75%) of its Working Interest in those Leases set forth in Section I of Exhibit "A". Such assignment of Working Interest shall utilize the form of assignment as set forth for record title interest in Exhibit "B-1", or for operating rights interest in Exhibit "B-2", as appropriate. The interests assigned from EEX to BP shall bear no burdens in excess of those set forth in Exhibit "A", but shall be subject to the terms of those currently existing agreements which are identified in Section III of Exhibit "A". Additionally, as to those Leases where EEX is currently designated as operator, EEX shall transfer operatorship and shall designate BP as the operator of the Leases. Furthermore, EEX grants to BP the exclusive right to drill Exploratory Wells on the Leases and Prospects as set forth herein by virtue of its farmout of the remaining 25% interest in those Leases for the duration of the EEX Carry.

OCS-G 18020 (Ship Shoal Block 260), OCS-G 14505 (Ship Shoal Block 261) and OCS-G 14439 (South Marsh Island Block 80) are subject to pre-existing agreements which provide for preferential rights to purchase in favor of third parties. EEX has established a value of $237,944.10 for OCS-G 18020, $297,430.70 for OCS-G 14505
and $133,843.10 for OCS-G 14439. Concurrent with execution of this Agreement, EEX will notify such third parties of their preferential right to purchase for the value established by EEX. In the event either or both third parties exercise their preferential right to purchase, the total amount of Project Costs and the amount of Project Costs that BP must spend prior to January 1, 2003, as provided in Section 4, or pay to EEX as provided in Sections 5, 6, 8 or 9, shall be reduced by the amount received by EEX from the third party or parties as a result of their exercise of the preferential right to purchase.

                           SECTION 3 - PURCHASE PRICE

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          The Leases and operatorship thereof (where EEX is designated as operator) shall be assigned in consideration for: (a) BP's obligation to acquire, process and reprocess the seismic data or acquire leasehold interest as set forth in Sections 4 and 5 hereof and (b) for the assumed obligations of BP as set forth in Sections 6 - 14 hereof and in the JOA, including the EEX Carry and expenditures of Project Costs. EEX has estimated that the consideration given to EEX for this transaction has a fair market value of $23.75 million.

                      SECTION 4-BP WORK COMMITMENT, SEISMIC
                              AND LEASE ACQUISITION

BP shall spend, or incur binding commitments to spend, and thereafter spend, a total of five million dollars ($5,000,000.00 U.S.D.) in Project Costs prior to January 1, 2004, of which three million dollars ($3,000,000.00) must be spent, or contractually committed to be spent, prior to January 1, 2003. BP, at its option, may spend Project Costs in excess of what is required. EEX shall incur no expense in connection with BP's spending, or its binding commitments for spending, of Project Costs prior to commencement of the Initial Well.

Any Project Costs associated with the acquisition of leasehold interest shall be limited to two million dollars ($2,000,000.00) net to the Working Interest of EEX in its acquisition of such interest. Subsequent to this spending limit being reached with respect to the leasehold interest acquisition, EEX, subject to the provisions of Section 3., shall be obligated to pay for its proportionate share of any leasehold interest which it elects to acquire.

EEX shall receive copies of all seismic data acquired and/or reprocessed as a result of BP's expenditure of the Project Costs, as if EEX were a paying participant in the acquisition thereof. However, EEX's rights to receive such data shall be subject to third party licensing agreements and restrictions customary in the industry.

BP shall negotiate with vendors of seismic data to acquire licenses to seismic data covering OCS lease blocks within the Treasure Island Project. As a material consideration to EEX, BP agrees to negotiate in good faith with such vendors of seismic data to allow EEX the opportunity, but not the obligation, to acquire licenses to the seismic data at the same rate, and for the same cost, as BP. EEX shall pay the costs to acquire its license(s) to such seismic data, and such costs shall not be a part of the Project Costs. BP shall have no liability to EEX for its failure to obtain such rights for EEX, but shall make commercially reasonable efforts to do so. In the event EEX fails to obtains licenses from such vendors, BP shall have no liability for failure to provide any reprocessing with respect thereto, but BP expenditures of reprocessing cost therefore, shall nonetheless be considered to be Project Costs.

                   SECTION 5-FAILURE TO FUND WORK COMMITMENT,
                          SEISMIC AND LEASE ACQUISITION

If BP, at its option, elects not to fully fund the Project Costs as provided in the first paragraph of Section 4 prior to January 1, 2003, then the result shall be:

          1. Termination of this Agreement as to the rights of both Parties;
          2. BP will pay EEX on or before January 11, 2003, the difference between three million dollars ($3,000,000.00) and the amount of Project Costs actually spent, or contractually committed to be spent, by BP prior to January 1, 2003.; and

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          3. EEX shall be entitled to exercise its Right of Repurchase.

                        SECTION 6-INITIAL WELL COMMITMENT

On or before June 1, 2003, BP shall give written notice to EEX of its decision concerning the drilling of the Initial Well. BP's election to not drill the Initial Well shall result in:

     .    Termination of this Agreement as to the rights of both Parties.
     . BP obligation to pay EEX within ten (10) days from termination of this Agreement, the difference (if any) between five million dollars ($5,000,000.00) and the amount of Project Costs actually spent, or contractually committed to be spent, by BP, and
     .    EEX shall be entitled to exercise its right of Right of Repurchase.

                     SECTION 7-DRILLING OF THE INITIAL WELL

If BP, in its sole discretion, elects to drill the Initial Well as provided in
Section 5., then BP shall commence the drilling of the Initial Well on or before December 31, 2003. The Initial Well shall be drilled at a location mutually agreeable to the Parties. BP shall provide EEX with notice of its proposed location no later than one hundred and twenty (120) days prior to commencement of such well. In event the Parties cannot agree on the location for the Initial Well within ninety (90) days from the date of the proposal of such well by BP, then the location proposed by BP shall be considered mutually agreeable by the Parties.

The cost of drilling the Initial Well shall be based upon a reasonable, good faith estimate for such costs in the AFE prepared and furnished by BP. The Initial Well shall be drilled to a minimum of the Objective Depth, but BP, at its option, may propose to drill deeper.

The proposal for the Initial Well, and all operations conducted pursuant thereto, shall be governed by the provisions of the JOA. BP shall be the designated operator under the JOA.

BP shall pay the EEX Carry through the drilling of the Initial Well to Objective Depth (or such deeper depth as proposed by BP), which shall include the cost of temporary abandonment or permanent abandonment of the Initial Well at its ultimate total depth, as the case may be. The EEX Carry shall be limited to one hundred and fifteen percent (115%) of the amount set forth in the AFE. Thereafter, subject to the provisions of the next paragraph, all risk, costs and expense on the Initial Well, and on the Prospect where the Initial Well was drilled, shall be shared by the Parties on a proportionate basis, as per the JOA.

After reaching Objective Depth in the Initial Well (or such deeper depth as proposed by BP), but prior to rig release for the Initial Well, should BP elect to participate in a proposal that results in a deepening operation as defined in the JOA, then BP shall pay the EEX Carry for such deepening operation in the same manner as provided in the immediately preceding paragraph, subject to the limits as set forth therein.

                   SECTION 8-FULL EXPENDITURE OF PROJECT COSTS

As of January 1, 2004, if BP has timely commenced the drilling of the Initial Well, but has not fully spent, or incurred binding commitments to spend, the Project Costs, it shall pay to EEX the

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difference (if any) between five million dollars ($5,000,000.00) and the amount of Project Costs actually spent, or contractually committed to be spent, by BP.

                    SECTION 9-INITIAL WELL-TERMINATION EVENTS

If BP elects, at its option, not to timely commence the Initial Well, or, if timely commenced, to, a) drill the Initial Well to Objective Depth (or a Substitute Well); or b) spend one hundred and fifteen percent (115%) of the amount set forth in the AFE the result shall be:

          1.   Termination of this Agreement; and,
          2. BP being obligated to pay EEX within ten (10) days from termination of this Agreement, the difference (if any) between five million dollars ($5,000,000.00) and the amount of Project Costs actually spent, or contractually committed to be spent, by BP as of such date of termination; and
          3.   EEX shall be entitled to exercise its Right of Repurchase.

Notwithstanding the foregoing consequences and obligations set forth in this
Section:

A)        Initial Well Encounters Adverse Downhole Conditions:  In the event,
            . the Initial Well is timely commenced, . reaches a minimum depth of 18,000 feet true vertical depth; and, . BP is unable to drill deeper due to Adverse Downhole Conditions and elects not to timely commence  a Substitute Well,

          BP shall not be subject to the consequences or obligations set forth previously in this Section if it provides written notice to EEX within thirty (30) days of rig release of such well, of its commitment to timely drill the Second Well. Such written notice shall be accompanied by depth restricted assignment of all of BP's interest in the Leases listed in Exhibit "A" the Prospect upon which the Initial Well was drilled, limited to only those rights below the total depth drilled in the Initial Well. Such depth restricted assignment shall be at no cost to EEX and the interest assigned therein shall be subject to no burdens other than those existing on such interests at the time of BP's acquisition thereof.

          Concurrent with the partial assignment by BP under 9A) the JOA shall terminate for the Prospect as to those depths assigned by BP to EEX, and the AMI for such Prospect shall terminate in its entirety to all depths. Notwithstanding anything to the contrary herein, EEX has no Right of Repurchase for any interest above the total depth drilled in the Initial Well as to those Leases in the Prospect on which the Initial Well was drilled.

B) Initial Well is the Shallow Discovery: In the event the Initial Well reaches a minimum depth of 18,000 feet true vertical depth and BP determines that it is a Shallow Discovery, BP shall not be subject to the consequences or obligations set forth previously in this Section if, within ninety (90) days (if Shallow Discovery is at a shallower depth than 18,000') or one hundred fifty (150) (if Shallow Discovery is at a deeper depth than 18,000') from rig release from the Shallow Discovery, BP i) commences and diligently pursues operations to appraise and/or develop the Shallow Discovery, and; ii) bears the portion of the EEX Carry for the Initial Well (if any) that was not expended in the drilling of the Shallow Discovery. Failure by BP to meet the conditions of i) and ii) herein shall result in:

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          .    termination of future rights to be gained by the Parties under this Agreement; and,
          .    BP being obligated to pay EEX within ten (10) days from
               termination of this Agreement, the difference (if any) between five million dollars ($5,000,000.00) and the amount of Project
               Costs actually spent, or contractually committed to be spent, by
               BP; and,
          .    EEX shall be entitled to exercise its Right of Repurchase.

                     SECTION 10-DRILLING OF THE SECOND WELL

BP shall have the option to commence the drilling of the Second Well within one hundred and eighty (180) days from the date of rig release on the Initial Well. The Second Well shall be drilled at a location mutually agreeable to the Parties. BP shall provide EEX with notice of its proposed location no later than one hundred and twenty (120) days prior to commencement of such well. In event the Parties cannot agree on the location for the Second Well within ninety (90) days from the date of the proposal of such well by BP, then the location proposed by BP shall be considered mutually agreeable by the Parties.

The cost of drilling the Second Well shall be based upon a reasonable, good faith estimate for such costs in the AFE prepared and furnished by BP.

The Second Well shall be drilled to a minimum of the Objective Depth, but BP, at its option, may propose to drill deeper.

The proposal for the Second Well, and all operations conducted pursuant thereto, shall be governed by the provisions of the JOA. BP shall be the designated operator under the JOA.

BP shall pay the EEX Carry through the drilling of the Second Well to Objective Depth or such deeper depth as proposed by BP), which shall include the cost of temporary abandonment or permanent abandonment of the Second Well at its ultimate total depth, as the case may be. The EEX Carry shall be limited to one hundred and fifteen percent (115%) of the amount set forth in the AFE. Thereafter, subject to the provisions of the next paragraph, all risk, costs and expense on the Second Well, and on the Prospect where the Second Well was drilled, shall be shared by the Parties on a proportionate basis, as per the JOA.

After reaching Objective Depth in the Second Well (or such deeper depth as proposed by BP), should BP elect to participate in a proposal that results in a deepening operation as defined in the JOA, then BP shall pay the EEX Carry for such operation in the same manner as provided in the immediately preceding paragraph, subject to the limits as set forth therein.

                    SECTION 11-SECOND WELL-TERMINATION EVENTS

If BP elects, at its option, not to timely commence the Second Well, or, if timely commenced, to, a) drill the Second Well (or a Substitute Well) to Objective Depth; or b) spend one hundred and fifteen percent (115%) of the amount set forth in the AFE the result shall be:

          1. Termination of future rights to be gained by the Parties under this Agreement, subject to BP's retention of any rights or interests above the total depth drilled in the Initial Well as to those Leases in the Prospect on which the Initial Well was drilled; and,

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          2.   EEX may exercise its Right of Repurchase. However, in this event, the Right of Repurchase, as to those Leases in the Prospect on which the Initial Well was drilled, shall be limited to those rights below the total depths drilled in the Initial Well.

Notwithstanding the foregoing consequences and obligations set forth in this
Section:

A)   Second Well Encounters Adverse Downhole Conditions: In the event,
      .  the Second Well is timely commenced, and;
      . reaches a minimum depth of 18,000 feet true vertical depth; and, . BP is unable to drill deeper due to Adverse Downhole Conditions and elects not to timely commence a Substitute Well,

     BP shall not incur the foregoing consequences or obligations set forth previously in this Section if it provides written notice to EEX within thirty (30) days of rig release of such well, of its commitment to timely drill the Third Well. Such written notice shall be accompanied by assignment of all of BP's interest in the Leases listed in Exhibit "A" in the Prospect upon which the Second Well was drilled, limited to those rights below the total depth drilled in the Second Well. Such assignment shall be at no cost to EEX and the interest assigned therein shall be subject to no burdens other than those existing on such interests at the time of BP's acquisition thereof; or,

B) Second Well is the Shallow Discovery: Provided BP has not previously declared the Initial Well as the Shallow Discovery, and the Second Well reaches a minimum depth of 18,000 feet true vertical depth, and BP determines that it is a Shallow Discovery, BP shall not be subject to the consequences or obligations set forth previously in this Section if, within ninety (90) days (if Shallow Discovery is at a shallower depth than 18,000') or one hundred ten (110) (if Shallow Discovery is at a deeper depth than 18,000') from rig release from the Shallow Discovery, BP i) commences and diligently pursues operations to appraise and/or develop the Shallow Discovery, and; ii) bears the portion of the EEX Carry for the Second Well (if any) that was not expended in the drilling of the Shallow Discovery. Failure by BP to meet the conditions of i) and ii) herein shall result in:

               . termination of future rights to be gained by the Parties under this Agreement; subject to BP's retention of any rights or interests above the total depth drilled in the Initial Well as to those Leases listed in Exhibit "A" in the Prospect on which the Initial Well was drilled, and,
               . EEX may exercise its Right of Repurchase, subject to BP's retention of rights or interests in the Prospect for the Initial Well above the total depth drilled in the Initial Well. However, as to the Prospect upon which the Initial Well was drilled, the Right of Repurchase shall be limited to those rights below the total depth drilled in the Initial Well. Such assignment shall be at no cost to EEX and the interest assigned therein shall be subject to no burdens other than those existing on such interests at the time of BP's acquisition thereof.

     Concurrent with the assignment by BP under 11A) or 11B), the JOA shall terminate for the Prospect(s) as to those depths assigned by BP to EEX, and the AMI for such Prospect(s) shall terminate in its entirety as to all depths. Notwithstanding anything to the contrary herein, EEX has no Right of Repurchase for any interest above the total depth drilled in the Initial Well (or Second Well, if applicable for 11A) ) as to those Leases listed in Exhibit "A" in the Prospect on which the Initial Well was drilled (or

     Second Well, as applicable for 11A) ) on a Prospect by Prospect basis. The Right of Repurchase shall not apply if BP timely commences to appraise and/or develop the Shallow Discovery.

                      SECTION 12-DRILLING OF THE THIRD WELL

BP shall have the option to commence the drilling of the Third Well within one hundred twenty (120) days from the date of rig release on the Second Well. The Third Well shall be drilled at a location mutually agreeable to the Parties. In event the Parties cannot agree on the location for the Third Well within sixty
(60) days from the date of the proposal of such well by BP, then the location proposed by BP shall be considered mutually agreeable by the Parties.

The cost of drilling the Third Well shall be based upon a reasonable, good faith estimate for such costs in the AFE prepared and furnished by BP.

The Third Well shall be drilled to a minimum of the Objective Depth, but BP, at its option, may propose to drill deeper.

The proposal for the Third Well, and all operations conducted pursuant thereto, shall be governed by the provisions of the JOA. BP shall be the designated operator under the JOA.

Subject to the provisions of the next paragraph, BP shall pay the EEX Carry through the drilling of the Third Well to Objective Depth (or to such deeper depth as proposed by BP), which shall include the cost of temporary abandonment or permanent abandonment of the Third Well at its ultimate total depth, as the case may be. The EEX Carry shall be limited to one hundred and fifteen percent (115%) of the amount set forth in the AFE. Thereafter, subject to the provisions of the next paragraph, all risk, costs and expense on the Third Well, and on the Prospect where the Third Well was drilled, and in the Treasure Island Project, shall be shared by the Parties on a proportionate basis, as per the JOA.

In the event that either the Initial Well or Second Well has tested the Cretaceous Section, then BP shall be obligated to pay only one-half of the EEX Carry in the drilling of the Third Well (i.e. EEX shall pay one half of its cost share for the drilling of the Third Well in this event). As to the remaining Working Interest of EEX in the Prospect not subject to the EEX Carry for the Third Well, EEX shall make its election concerning participation in the Third Well as provided in the JOA.

Should BP elect to participate in a proposal that results in a deepening operation as defined in the JOA, then BP shall pay the EEX Carry for such deepening operation in the same manner as provided previously in this Section, subject to the limit as set forth therein.

                    SECTION 13-THIRD WELL-TERMINATION EVENTS

If BP elects, at its option, not to timely commence the Third Well, or, if timely commenced, to, a) drill the Third Well (or a Substitute Well) to Objective Depth; or b) spend one hundred and fifteen percent (115%) of the amount set forth in the AFE; the result shall be:

     1. Termination of future rights to be gained by the Parties under this Agreement, subject to BP's retention of any rights or interests above the total depths drilled in the Initial and Second Wells, on a Prospect by Prospect basis; and,

     2. EEX may exercise its Right of Repurchase. However, in this event, the Right of Repurchase, as to those Leases in the Prospects on which the Initial Well and Second Well were drilled, shall be limited to those rights below the total depths drilled in the Initial Well and Second Well, on a Prospect by Prospect basis.

Notwithstanding the foregoing consequences and obligations set forth in this
Section:

A)   Third Well Encounters Adverse Downhole Conditions:  In the event,
       .    the Third Well is timely commenced, and;
       .    reaches a minimum depth of 18,000 feet true vertical depth; and,
       .    BP is unable to drill deeper due to Adverse Downhole Conditions and elects not to commence a Substitute Well,

     BP shall within ten (10) days from rig release, assign EEX all rights of BP's interest in the Leases listed in Exhibit `A" in the Prospect upon which the Third Well was drilled, limited to those rights below the total depth drilled in the Third Well. Such assignment shall be at no cost to EEX and the interest assigned therein shall be subject to no burdens other than those existing on such interests at the time of BP's acquisition thereof; or,

B) Third Well is the Shallow Discovery: Provided BP has not previously declared the Initial Well or Second Well as the Shallow Discovery, and the Third Well reaches a minimum depth of 18,000 feet true vertical depth, BP may determine the well to be a Shallow Discovery, and shall not be subject to the consequences or obligations set forth previously in this Section if, within ninety (90) days (if Shallow Discovery is at a shallower depth than 18,000') or one hundred ten (110) (if Shallow Discovery is at a deeper depth than 18, 000') from rig release from the Shallow Discovery, BP i) commences and diligently pursues operations to appraise and/or develop the Shallow Discovery, and; ii) bears the portion of the EEX Carry for the Third Well (if any) that was not expended in the drilling of the Shallow Discovery. Failure by BP to meet the conditions of i) and ii) herein shall result in:

            . termination of future rights to be gained by the Parties under this Agreement, subject to BP's retention of any rights or interests as to those Leases listed in Exhibit "A" in the Prospects on which the Initial Well and Second Well were drilled, above the total depths drilled in the Initial and Second Wells, on a Prospect by Prospect basis; and,
            . EEX may exercise its Right of Repurchase. However, in this event, the Right of Repurchase, as to those Leases in the Prospects on which the Initial Well and Second Well were drilled, shall be limited to those rights below the total depths drilled in the Initial Well and Second Well, on a Prospect by Prospect basis. Such assignment shall be at no cost to EEX and the interest assigned therein shall be subject to no burdens other than those existing on such interests at the time of BP's acquisition thereof

     Concurrent with the assignment by BP under 13A) or 13B), the JOA shall terminate for the Prospect as to those depths assigned by BP to EEX, and the AMI for such Prospect shall terminate in its entirety to all depths. Notwithstanding anything to the contrary herein, EEX has no Right of Repurchase for any interests above the total depth drilled in the Initial Well and Second Well (or Third Well if applicablefor 13A) as to those Leases listed in Exhibit "A" in the Prospects on which the Initial Well and Second Well were drilled (or Third Well, as applicable for 13A )), on a Prospect by Prospect basis. The Right of Repurchase shall not apply if BP timely commences to appraise and/or develop the Shallow Discovery.

                 SECTION 14- RIGHT TO OBTAIN THIRD PARTY SUPPORT

BP shall have the right to obtain third party support for the drilling of any wells pursuant to this Agreement, and may show any Confidential Data (as defined in the JOA) with respect to any wells drilled pursuant to this Agreement. BP shall provide prior written notice to EEX that it intends to make Confidential Data available to third Parties. EEX shall be granted the same right to make Confidential Data available to third parties for the purpose of obtaining support for any operation to be conducted pursuant to this Agreement that is not subject to the EEX Carry. These rights shall be applied on a Prospect by Prospect basis.

Prior to the commencement of the Third Well the interest of BP as covered by the JOA shall not be subject to the provisions of the JOA concerning the maintenance, sale or transfer of interest.

EEX shall have the right to sell, transfer or convey all or a portion of its twenty-five percent (25%) interest in Leases subject to this Agreement to a third party, but subject to the provisions of the JOA concerning the maintenance, sale or transfer of interest.

                            SECTION 15-FORCE MAJEURE

All obligations of one party to the other parties hereto shall be suspended, except the obligation to make payments hereunder, if and so long as the performance of such obligation is prevented or hindered in whole or in part by reason of fire, earthquake, action of the elements, strikes, riots, lockouts, civil commotion, acts of the country's enemy, contractor delay, inability to obtain the necessary material for the performance of such obligations on the open market, or for any other cause except financial, whether similar or dissimilar to those specifically enumerated herein (but not including Adverse Downhole Conditions), which shall be beyond the reasonable control of the party claiming such suspension ("Force Majeure"). Upon the occurrence of any such Force Majeure event, any party claiming a suspension of obligations by reason thereof shall verbally notify the other parties followed by a written communication within seven (7) days, specifying in reasonable detail the reason for non-performance. The party giving such notice shall thereafter exercise all reasonable diligence to eliminate such cause, but it shall not be or become obligated to settle any strike or lockout.

                            SECTION 16- TITLE REVIEW

     16.1 Review of Title. EEX shall make available to BP, in EEX's offices located at 2500 CityWest Blvd, Suite 1400, Houston, Texas 77042 all records in EEX's possession or control relating to the title to the Leases, and BP shall be entitled to review such records. BP shall have the right to receive from EEX copies of any and all such title records.

                              SECTION 17- WARRANTY

     17.1 Special Warranty of Title. EEX shall warrant and forever defend title to the Leases conveyed to BP against every person whomsoever lawfully claiming title to the

Leases or any part thereof by, through or under EEX, but not otherwise. The conveyance of the Leases from EEX to BP shall be made with full substitution and subrogation given in and to all of the rights and actions of warranty that EEX may have against EEX's predecessors in title.

                        SECTION 18- EEX'S REPRESENTATIONS
                                 AND WARRANTIES

     EEX represents and warrants to BP that, as of the date of execution of this
Agreement:

     18.1 Organization and Good Standing. EEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and lease the Leases. EEX is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Leases are located.

     18.2 Corporate Authority; Authorization of Agreement. EEX has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by EEX, the performance by EEX of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by EEX and constitutes the valid and binding obligation of EEX, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     18.3 No Violations. Assuming expiration or termination of the applicable waiting period under the Hart Scott Rodino (HSR) Act, if applicable, the execution and delivery of this Agreement by EEX does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

           (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of EEX;

           (b) Violate any provision of, or require any filing, consent or approval under any law applicable to or binding upon EEX;

           (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which EEX is a party, by which EEX is bound or to which the Leases are subject, or (ii) any order, judgment or decree of any governmental entity; or

           (d) Result in the creation or imposition of any lien or encumbrance upon the Leases.

     18.4 No Default. The Leases are in full force and effect in accordance with their respective terms, and there exist no defaults in the performance of any obligation thereunder. Additionally, EEX is not aware of any event that with notice or lapse of time, or both, would constitute a default under any of the Leases.

     18.5 Absence of Certain Changes. Since the execution of the March 1, 2002 OCS Lease Sale 182 agreement, there has not been:

           (a) A sale, assignment or other disposition of the Leases;

           (b) A mortgage, pledge or grant of a lien or security interest in any of the Leases; or

           (c) A contract or commitment to do any of the foregoing.


     18.6 Operating Costs. All costs and expenses incurred in connection with the operation of the Leases have been fully paid and discharged by EEX, except normal costs and expenses incurred in operating the Leases within the previous thirty (30) Days or as to which EEX has not yet been billed.

     18.7 Litigation. There is no action, suit or proceeding pending against EEX or the Leases which could have a adverse effect on the value or operation of the Leases or that would prevent the consummation of the transaction contemplated by this Agreement.

     18.8 Compliance with Laws. EEX is in compliance with all laws applicable to the ownership, and, with respect to the Leases which EEX operates, operation, maintenance or repair of the Leases, including all environmental laws applicable to the ownership or operation of the Leases. EEX has not entered into and the Leases are not subject to any agreements, consent orders, administrative orders or similar obligation based on a violation or an alleged violation of environmental laws.

     18.9 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or threatened against EEX.

     18.10 Employment Matters. BP shall have no obligation to employ or consider employing the employees of EEX. Additionally, BP shall not incur any liability of any kind whatsoever with respect to employment matters of EEX or any affiliate of EEX, including without limitation, liability for compensation or other benefits as a consequence of consummating the transactions contemplated by this Agreement, nor will the Leases be subject to any kind of lien or encumbrance in connection with such employment matters.

     18.11 Marketing Agreements. None of the Leases or production therefrom is subject to any purchase agreement, sale agreements or similar marketing arrangement.

     18.12 Tax Partnerships. The Leases are not subject to any tax partnerships.

     18.13 Tax Filings. All returns, statements and reports with respect to taxes based upon, measured by or imposed with respect to the ownership or operation of the Leases have been timely filed with the appropriate governmental entity and all such taxes have been paid.

     18.14 Non-Consent Operations. Since the execution of this Agreement, there have been no operations under an operating agreement, unit agreement or governmental order with respect to which EEX has become a non-consenting party.

     18.15 Defensible Title: Subject to and except for the Permitted
           Encumbrances:

           (a) EEX is entitled to receive not less than the "Net Revenue Interests" set forth in Exhibit "A" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Leases;

           (b) EEX is obligated to bear costs and expenses relating to the ownership, operation, maintenance and repair of the wells and facilities located on or attributable to the Leases in an amount not greater than the "Working Interests" set forth in Exhibit "A".

           (c) The Leases are free and clear of liens, encumbrances and encroachments.

                 SECTION 19- BP'S REPRESENTATIONS AND WARRANTIES

     19.1 Organization and Good Standing. BP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease the Leases. BP is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Leases are located.

     19.2 Corporate Authority; Authorization of Agreement. BP has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by BP, the performance by BP of all the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by BP and constitutes the valid and binding obligation of BP, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     19.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, the execution and delivery of this Agreement by BP does not, and the fulfillment and compliance with the terms and conditions hereof by BP and the consummation of the transactions contemplated herein, will not:

           (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of BP;

           (b) Violate any provision of, or require any filing, consent or approval under any law applicable to or binding upon BP; or

           (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which BP is a party or by which BP is bound, or (ii) any order, judgment or decree of any governmental entity.

     19.4 SEC Disclosure. BP is acquiring the Leases for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

                        SECTION 20-ADDITIONAL ASSURANCES

     20.1 Negative Assurances of EEX. From the Effective Date hereof until execution of this Agreement, EEX represents that it has not:

               (a)  Waived any right relating to any of the Leases;

               (b) Conveyed, encumbered, mortgaged, pledged or disposed of any of the Leases;

               (c)  Entered into, modified or terminated any of the Leases; or

               (d)  Contracted or committed itself to do any of the foregoing.

     20.2 Affirmative Assurances of EEX. From the Effective Date hereof until execution of this Agreement, EEX represents that it has:

               (a) Operated the Leases (where it is designated as operator) in a prudent manner in accordance with good industry standards and practices;

               (b) Performed all its obligations in accordance with the terms and conditions contained in the Leases;

               (c) Maintained the oil and gas leases in full force and effect, including without limitation, made all payments of royalties, overriding royalties, delay rentals, minimum royaltiesand similar payments which have become due;

               (d)  Maintained all required bonds related to the Leases;

               (e) Filed or caused to be filed all reports or filings required by any governmental entity having appropriate jurisdiction relating to the ownership or operation of the Leases;

               (f) Obtained BP's prior written consent before electing, voting (whether affirmatively or negatively) or failing to vote under any operating agreement, unit agreement or similar agreement;

               (g) Obtained BP's prior written consent before electing or voting (whether affirmatively or negatively) under any order of a governmental entity; and

               (h) Consulted with BP prior to making any decision which could have a material impact on the value or operation of the Leases.

     20.3 Notice of Loss. From the Effective Date hereof until execution of this Agreement, EEX has promptly notified BP of any loss or damage to the Leases, or any part thereof, known to EEX and exceeding Five Hundred Thousand and No/100 Dollars (US$500,000.00).

     20.4 Exclusive Negotiations. From the Effective Date hereof until the execution date of this Agreement, EEX has not solicited from any person or entity any proposals or offers, or entered into any negotiations, relating to the interest in the Leases to be assigned to BP.

     20.4 BP's Assumption of Obligations. Except as otherwise provided in this Agreement, BP assumes and shall timely perform and discharge its proportionate duties and obligations of the owner, to the extent applicable to the interest being acquired, and as operator of the Leases relating to the period of time after the execution of this Agreement and during the term of this Agreement; provided, however, BP shall not assume responsibility for the following:

               (a) Any condition existing as of the execution date of this Agreement attributable to operations conducted by or on behalf of EEX, including without limitations, spills, releases, and disposal, sites;

               (b) Any obligation, commitment, debt, lien or liability not disclosed in writing by EEX to BP;

               (c) Any litigation to the extent the claims are based on acts, omissions, events or occurrences attributable to operations conducted or actions taken or not taken prior to the execution of this Agreement;

               (d) Federal, state, local, or other tax liability to the extent attributable to EEX's ownership or operation of the Leases accruing prior to the Effective Date; or

               (e) Federal, state, local, or other income tax liability to the extent attributable to EEX's ownership or operation of the Leases accruing prior to the execution of this Agreement.

     20.6 Records. Within ten (10) Days after the execution of this Agreement, EEX shall furnish to BP copies of all records pertinent to the Leases which are maintained by or in the possession or control of EEX.

                      SECTION 21-ADMINISTRATIVE PROVISIONS

               a. Assignability: Except as provided in Section 14, neither Party shall have the right to transfer or assign its interest in this Agreement (or the lands affected thereby).

               b. Governing Law: This Agreement (and the incorporated exhibits and attachments) shall be governed by the laws of the State of Texas without reference to choice of law principles which might refer matters in dispute to the law of another jurisdiction.

               c. Entire Agreement: This Agreement, including the Confidentiality Agreements dated September 26, 2001 and February 22, 2002 (except as expressly set forth in Section 22 hereof), OCS Lease Sale 182 Agreement dated March 1, 2002 and the Joint Bidding Agreement of the same date which are deemed incorporated as if restated in their entirety represents the entire Agreement by and between the Parties. It may not be changed except by a written agreement executed by all the Parties.

               d. Incorporation of Exhibits: Each of the exhibits and attachments attached to this Agreement are incorporated into this Agreement by reference as fully as if the text of each exhibit and attachment were set forth within the body of this Agreement.

               e. Severability: If any provision of this Agreement is for any reason held in violation of any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions in the entirety of this Agreement (including all exhibits and attachments) shall remain in full force and effect unless the removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated.

               f. Binding Effect: Upon execution by all Parties, this Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, and all of which when taken together shall constitute but one in the same Agreement. This Agreement does not benefit or create any rights in any person or entity not a party to this Agreement.

               g. Further Assurances: Each Party (including any related entities successors or assigns) further agrees that it shall take any and all steps and sign and execute any and all documents and agreements reasonably necessary to implement the terms of this Agreement. EEX agrees to provide all necessary approvals necessary for BP to obtain permits and to fulfill the obligations hereunder. Each Party further agrees to refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of any Party to this Agreement. The Parties agree that this Agreement may not be terminated, nor shall a Party be deemed to be in default hereunder, if any obligations owed by one Party to another are frustrated, impeded, or prevented by creditors, lenders, orders of courts or government agencies.

               h. Drafting of Agreement: BP and EEX each declare that they have contributed to the drafting of this Agreement or have had it reviewed by their counsel before signing it. It is expressly agreed that this Agreement shall not be construed against any Party on the basis of who drafted this Agreement or who supplied the form of Agreement. Each Party agrees that it has been purposefully drawn and correctly reflects their understanding of this transaction that it contemplates.

               i. Notices: the Parties agree that for the purposes of giving and receiving any notices under this Agreement, the following persons are designated as authorized representatives:

                    For BP:
                    E. P. Zseleczky, Jr.(Designated Representative)
                    Tel: (281) 366-0939
                    Fax: (281) 366-7569
                    Chris Wager (Alternate Representative)
                    Tel: (281) 366-7675
                    Fax: (281) 366-7569
                    501 WestLake Park Blvd.
                    Houston, Texas 77079

                    For EEX:
                    Ben Davis (Designated Representative)
                    Tel: (713) 243-3247
                    Fax: (713) 243-3422
                    Mike Padgett (Alternate Representative)
                    Tel: (713) 243-3559
                    Fax: (713) 243-3422
                    2500 CityWest Blvd., Suite 1400
                    Houston, Texas 77042

                    Except as otherwise specified in this Agreement, all required notices and responses shall be made in writing and delivered to the designated representative of the other Party in person or by facsimile transmission (followed by a phone call confirming receipt), U.S. Mail, overnight express, or private courier service. Any notice, may be given to the designated representative by telephone, provided that such telephonic communication shall be confirmed by each Party in writing within twenty four (24) hours of the telephone call (Saturdays, Sundays and national holidays excepted). Any notices and responses shall be effective only when received by the designated representative of the Party to whom such notice or response is directed unless receipt is presumed under one of the following circumstances:

                         .    Any notice or response transmitted by facsimile
                         shall be deemed given and received only after the receiving Party has confirmed receipt of such facsimile by telephone.

                         . Any notice or response transmitted by overnight express or courier shall be deemed given and received twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) after such notice or response is deposited or transmitted.

                         . Any notice or response by U.S. Mail (other than overnight express) shall be deemed given and received seventy-two (72) hours (exclusive of Saturdays, Sundays, and federal holidays) after the notice or response is deposited in the mail.

               j. Waiver: Any failure by any party to comply with any of its obligations, agreements or conditions herein contained may be waived, by the party to whom such compliance is owed by an instrument signed by the party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Joint Venture Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               k. Waiver of Consequential Damages: Notwithstanding anything to the contrary contained herein and except for subsection (g) above, no Party to this Agreement shall be liable to any other Party to this Agreement for damage to a reservoir(s), loss of hydrocarbons, or for loss of profits or for other consequential or business interruption damages.

               l. Recitals. The parties to this Agreement acknowledge that the Recitals set forth hereinabove are true and correct and are incorporated into this Agreement and become an integral part hereof.

               m. No Further Obligation of EEX/Survival. Except as set forth in the JOA and the representations, covenants and warranties which survive the execution of this Agreement, after EEX has assigned the Leases as contemplated in Section 3 hereinabove, EEX shall have no further obligations to explore, develop or operate the Leases

               n. Confidentiality and Public Announcements. EEX and BP agree that the terms and conditions of this Agreement are confidential and proprietary. Neither EEX nor BP (including any of its affiliates in either case) shall disclose the terms of this Agreement to any third party, or issue a public statement or press release with respect to the terms of this transaction (including the consideration and other terms) without the prior written consent of the other party, except as required by law or listing agreement with a national security exchange and then only after prior consultation with the other party.

                         SECTION 22-PREVIOUS AGREEMENTS

This Agreement shall replace and supersede the provisions of the following agreements:

          1. Paragraph 16 of that certain Confidentiality Agreement dated September 26, 2001, by and between the Parties.

          2. Paragraph 16 of that certain Confidentiality Agreement dated February 22, 2002, by and between the Parties.

IN WITNESS WHEREOF, each Party, through its duly authorized agent or representative, has executed this Agreement effective as of the date first above written.

               BP EXPLORATION & PRODUCTION INC.


               By:       /s/ O. Kirk Wardlaw
                   ---------------------------------
                   O. Kirk Wardlaw
                   Attorney-in-Fact


               EEX CORPORATION


               By:       /s/ Ben Davis
                   ---------------------------------
                   Ben Davis
                   Land Manager-Offshore

                                   EXHIBIT "A"

Attached to and made a part of that certain Joint Venture Agreement for the Treasure Island Project dated March 1, 2002 by and between BP Exploration & Production Inc. and EEX Corporation

SECTION I:  EEX Owned Leases

                                                            EXPIRATION
PROSPECT         AREA NAME           BLOCK NO.    OCS-G        DATE            RI            WI          NRI
------------------------------------------------------------------------------------------------------------------------
Dawson           S. Timbalier           188       21670 *    4/30/05       16.66667%     100.00000%   83.33333%
                                        224       21673      4/30/05       16.66667%     100.00000%   83.33333%
                                        226       21674      4/30/05       16.66667%     100.00000%   83.33333%
                                        227       21675      4/30/05       16.66667%     100.00000%   83.33333%

Blackbeard, W.   S. Timbalier           141       21665      4/30/05       16.66667%     100.00000%   83.33333%
                                        142       21666      4/30/05       16.66667%     100.00000%   83.33333%
                                        167       21668      4/30/05       16.66667%     100.00000%   83.33333%
                                        168       21669      4/30/05       16.66667%     100.00000%   83.33333%

Blackbeard, E.   S. Timbalier           144       21667      6/30/05       16.66667%     100.00000%   83.33333%

Morgan           S. Timbalier           215       21672      4/30/05       16.66667%     100.00000%   83.33333%
                 Ship Shoal             211       22714      4/30/06       16.66667%     100.00000%   83.33333%
                 Ship Shoal             236       22716      4/30/06       16.66667%     100.00000%   83.33333%

Capt. Kidd       Ship Shoal             260 **    18020      6/30/02       16.66667%     20.00000%    16.26667%  ***
                                        261 **    14506        HBP         16.66667%     25.00000%    20.83333%
                                        263       21658      4/30/05       16.66667%     100.00000%   83.33333%
                                        281       21660      4/30/05       16.66667%     100.00000%   83.33333%
                                        282       22720      4/30/06       16.66667%     100.00000%   83.33333%

Bellamy          Ship Shoal             306       22724      4/30/06       16.66667%     100.00000%   83.33333%
                                        331       21661      4/30/05       16.66667%     50.00000%    41.66667%

Lafitte          Eugene Island          222       22672      4/30/06       16.66667%     100.00000%   83.33333%
                                        223       21640      4/30/05       16.66667%     100.00000%   83.33333%

Barataria        S. Marsh Island         80 **    14439        HBP         16.66667%     11.25000%     9.15000%  ***

  *Lease covers only S 1/2 and NE 1/4 of Block.

 **Depth Limitations
   SS 260 - EEX owns 20% WI below 12,000 ft TVD.
   SS 261 - EEX owns 25% WI below 15,000'.
   SMI 80 - S/2 N/2 N/2; S/2 N/2; S/2: EEX owns 11.25% WI below the stratigraphic equivalent of the deepest productive reservoir discovered in the field which is defined as the base of the 11200' Sand as seen in the OCS-G 14439 Well No. A-5 ST at approximately 13,146' MD; and N/2 N/2 N/2: EEX owns 11.25% WI below 9,000' subsea.
***Leases burdened by 2% ORRI in favor of Lee B. Backsen, et al.

SECTION II:  Leases Acquired by the Parties at OCS Lease Sale No. 182

                                                               EXPIRATION
PROSPECT       AREA NAME           BLOCK NO.        OCS-G         DATE            RI         WI        NRI
-----------------------------------------------------------------------------------------------------------------
Morgan         Ship Shoal                212       Pending        2007         16.66667%    100%    83.33333%
                                         235       Pending        2007         16.66667%    100%    83.33333%

Blackbeard W.  Ship Shoal                186       Pending        2007         16.66667%    100%    83.33333%

Bellamy        Ship Shoal                309       Pending        2007         16.66667%    100%    83.33333%
                                         310       Pending        2007         16.66667%    100%    83.33333%

Lafitte        Eugene Island             201       Pending        2007         16.66667%    100%    83.33333%

SECTION III:  Currently Existing Agreements

           1. Offshore Operating Agreement attached as Exhibit "B-3" to that certain Amended Acquisition & Management Agreement dated March 5, 1994, by and between General Atlantic Resources, Inc.,
               General Atlantic Oils Ltd., General Atlantic Gulf Coast, Inc. and Taurus Exploration U.S.A., Inc., covering OCS-G 14439 (South Marsh Island Block 80).

           2. Offshore Operating Agreement dated August 1, 1997, by and between UMC Petroleum Corporation,
               Taurus Exploration U.S.A., Inc. and Smacko, Ltd., covering OCS-G 10820 (Ship Shoal Block 260).

           3. Offshore Operating Agreement dated March 19, 1996, by and between Enserch Exploration, Inc. and
               Cairn Energy USA, Inc., covering OCS-G 14506 (Ship Shoal Block
               261).

           4. Offshore Operating Agreement dated May 1, 2000, by and between Remington Oil & Gas Corporation and
               EEX Corporation, covering OCS-G 21661 (Ship Shoal Block 331).

           5. Letter Agreement dated January 22, 2002, by and between Aviara Energy Corporation and EEX Corporation, covering OCS-G 22712 (Ship Shoal 188).

                                  EXHIBIT "B-1"
                   Attached to and made a part of that certain
                         Joint Venture Agreement for the
                       Treasure Island Project dated March
                           1, 2002, by and between BP
                        EXPLORATION & PRODUCTION INC. and
                                EEX CORPORATION.




ASSIGNMENT OF RECORD TITLE INTEREST IN OIL AND GAS LEASE

OCS-G_________
______________


UNITED STATES OF AMERICA (S)
                         (S)        KNOW ALL MEN BY THESE PRESENTS:
OUTER CONTINENTAL SHELF  (S)


         That ____________________________ ("Assignor"), whose address is
____________________________________________________, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by _______________, a _____ corporation, ("Assignee"), whose address is __________________________, the receipt and sufficiency of which consideration are hereby acknowledged and confessed by Assignor, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, effective _____________ (the "Effective Date"), an undivided 75% of Assignor's right, title and interest in and to:

         That certain Oil and Gas Lease dated ____________, executed by the United States of America, as "Lessor," to ______________________, as "Lessee", covering Block ___ in the ____________________,
         ______________, OCS Leasing Map, ________________, OCS-G Lease No.
         _____ (the "Lease").

said undivided _75% interest in and to the Lease being herein referred to as the "Subject Interest".

As a result of the assignment of an undivided 75% interest in and to the Leases, the interests in the Lease shall be held by the parties hereto in the proportions set forth opposite their names below

         EEX      25%
         BP       75%

         This Assignment is made by Assignor and accepted by Assignee subject to the terms and provisions of (a) the Lease, including a pro rata part of the burden of the lessor's royalties therein reserved, (b) that certain Asset Purchase, Farmout, and Joint Exploration Agreement dated March 1, 2002, by and between Assignor and Assignee. This Assignment is further subject to approval by the Minerals Management Service of the U.S. Department of the Interior.

         By its acceptance hereof, Assignee assumes, and agrees to be bound by, all of the future obligations accruing after the Effective Date under the Subject Interest, insofar as the same are attributable to the period after the Effective Date. The terms and provisions of this Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         Assignor shall indemnify and hold Assignee harmless for any and all claims, demands or causes of action arising from operations on or in any way connected with the Lease before the Effective Date hereof.

         TO HAVE AND TO HOLD the Subject Interest, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the Subject Interest unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, subject, however, to the matters set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed in multiple counterparts, each of which shall be deemed an original for all purposes but all of which shall constitute one and the same instrument, on the dates of the respective acknowledgements set forth hereinbelow, to be effective, however, for all purposes, as of the Effective Date.

WITNESSES:

                                              ASSIGNOR:

                                    ______________________________

______________________________      BY: __________________________
                                    NAME:    _____________________
______________________________      TITLE: _______________________



                                              ASSIGNEE:

______________________________
______________________________      BY: __________________________

                                    NAME:_________________________
                                    TITLE: _______________________

THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF HARRIS         (S)


         Be it known, that on this ______ day of ______________, ____, before me the undersigned authority, personally came and appeared ___________________, of ___________________________, to me personally known, and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own fee act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appearer has signed these presents and I have hereunto affixed my hand and seal, together with the said witnesses on the day and date first above written.

         ___________________________________________
                                                    Notary Public in and for the
State of Texas





THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF HARRIS         (S)

         Be it known, that on this ______ day of ______________, ____, before me the undersigned authority, personally came and appeared _________________________, of ____________________, a _____ Corporation, to me
personally known, and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own fee act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appearer has signed these presents and I have hereunto affixed my hand and seal, together with the said witnesses on the day and date first above written.

         ___________________________________________
         Notary Public in and for the State of Texas

                                  EXHIBIT "B-2"
                   Attached to and made a part of that certain
                         Joint Venture Agreement for the
                       Treasure Island Project dated March
                           1, 2002, by and between BP
                        EXPLORATION & PRODUCTION INC. and
                                EEX CORPORATION.

OCS-G _____
__________________



                         ASSIGNMENT OF OPERATING RIGHTS

UNITED STATES OF AMERICA (S)
                         (S)                 KNOW ALL MEN BY THESE
OUTER CONTINENTAL SHELF  (S)                 PRESENTS:





         That _______________, a _____ corporation, whose address is __________________________ __________________________ ("Assignor"), for and in
consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by ____________________________, ("Assignee"), whose address is ______________________________, the receipt and sufficiency of which consideration are hereby acknowledged and confessed by Assignor, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, effective as of ._______________ (the "Effective Date"), an undivided _______% interest in and to:

         The entire (i.e. 100%) operating rights in and to the following described oil and gas lease, to-wit:

         That certain Oil and Gas Lease dated ____________, executed by the United States of America, as "Lessor," to _______________, as "Lessee," covering Block ____ in the ____________ Area of the Outer Continental Shelf, OCS Official Protraction Diagram, _______, OCS-G Lease No. ______ (the "Lease").

         (the "Subject Lands");

said undivided ________% interest in and to the operating rights in and to the Lease insofar as the Lease covers the Subject Lands being herein referred to as the "Subject Interest".

         As a result of this Assignment, ownership of the operating rights owned by Assignor in the Lease insofar as such operating rights pertain to the Subject Lands, immediately prior to the Effective Date (being an undivided _________% interest in the entire (i.e. 100%) operating rights in and to the Lease insofar as such operating rights pertain to the "Subject Lands") shall be held by the parties hereto in the proportions set forth opposite their names below:

         _________________________________                            _______%
         Total                                                               %


This Assignment is made by Assignor and accepted by Assignee subject to the terms and provisions of (a) the Lease, including a pro rata (i.e., ________%) part of the burden of the lessor's royalties therein reserved, and (b) that certain Asset Purchase, Farmout, and Joint Exploration Agreement between Assignor and Assignee dated as of March 1, 2002. This Assignment is further subject to approval by the Minerals Management Service of the U.S. Department of the Interior.

         By its acceptance hereof, Assignee assumes, and agrees to be bound by, all of the future obligations accruing after the Effective Date under the Subject Interest insofar as the same are attributable to the period after the Effective Date. The terms and provisions of this Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         TO HAVE AND TO HOLD the Subject Interest, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the Subject Interest unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, subject, however, to the matters set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed in multiple counterparts, each of which shall be deemed an original for all purposes but all of which shall constitute one and the same instrument, on the dates of the respective acknowledgments set forth hereinbelow, to be effective, however, for all purposes, as of the Effective Date.

WITNESSES:

                                             ASSIGNOR:

______________________________

                                             By:____________________________
                                             Name: _________________________
                                             Title: ________________________
______________________________

                                             ASSIGNEE:


______________________________


                                             By: ___________________________
                                             Name:__________________________
______________________________               Title:_________________________

THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF HARRIS         (S)

         On this ______ day of ______________, ____, before me, appeared __________________________, of __________________________, a _____ Corporation,
to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appearer has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.


         ----------------------------------------------
         Notary Public in and for the State of Texas




THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF HARRIS         (S)

         On this ______ day of ______________, ____, before me, appeared __________________________, of __________________________, a _____ Corporation,
to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appearer has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.

         ---------------------------------------------------
         Notary Public in and for the State of Texas

                                   EXHIBIT "C"

                   Attached to and made a part of that certain
                         Joint Venture Agreement for the
                       Treasure Island Project dated March
                           1, 2002, by and between BP
                        EXPLORATION & PRODUCTION INC. and
                                EEX CORPORATION.

                        AREA OF MUTUAL INTEREST (AMI)
PROSPECT NAME           Area Name                  Block Numbers

Dawson                  South Timbalier           160, 161, 176-180, 184-
                                                  189, 204-204, 223-228,
                                                  232-235, 252, 253, 262,
                                                  263

Blackbeard West         Ship Shoal                186-190
                        South Timbalier           141, 142, 167-170

Blackbeard East         South Timbalier           108-110, 143-145, 164-
                                                  166, 171-173, 192, 193,
                                                  201

Morgan                  Ship Shoal                209-214, 234-237, 258,
                                                  259

                        South Timbalier           196-198, 214-217

Bellamy                 Ship Shoal                285, 286, 305, 306,
                                                  308-310, 329-331

Captain Kidd            Ship Shoal                238, 256, 257, 260-263
                                                  280-282

Lafitte                 South Marsh Island        62-65
                        Eugene Island             200, 201, 221-225, 241-
                                                  244

Barataria               South Marsh Island        77-81

                                   EXHIBIT "D"

                Attached to and made a part of that certain Joint
                    Venture Agreement for the Treasure Island
                   Project dated March 1, 2002, by and between
                    BP EXPLORATION & PRODUCTION INC. AND EEX
                                  CORPORATION.

Form of Joint Operating Agreement ("JOA")

                                 INSERT JOA HERE

                                   EXHIBIT "E"

                   Attached to and made a part of that certain
                         Joint Venture Agreement for the
                     Treasure Island Project dated March 1,
                      2002, by and between BP EXPLORATION &
                      PRODUCTION INC. AND EEX CORPORATION.

Repurchase Price-Properties

Property No. 1 (9M-07020)

An undivided one-fourth (1/4) mineral interest in an 88.36 acre tract in the SE/4NE/4 and the E/2NE/4 of Section 3, Township 9 North, Range 12 West, Van Buren County, Arkansas.

Property No. 2 (9M-12004)

An undivided eleven and four-tenths (11.4) mineral interest in 175.5 acres in three tracts in Sections 8,17 and 20, Township 7 South, Range 18 East, Alachua County, Florida.

Property No. 3 (9R-04006)

An undivided one one-hundredth (1/100/th/) royalty interest in the E/2 of
Section 8, Township 27 North, Range 2 West, Pondera County, Montana.